Hillenbrand Industries Announces Termination of Yorktowne Negotiations

Both Companies Expected to Honor Previously Concluded Supply Agreement

BATESVILLE, Ind., July 24, 2007 PR Newswire/FirstCall – Hillenbrand Industries, Inc. (NYSE: HB) announced that its Batesville Casket Company business unit recently completed its due diligence related to the possible acquisition of Yorktowne Caskets, Inc., based in York, Pa., and has concluded that moving forward with acquisition negotiations would not be in the best interest of Hillenbrand’s shareholders. Batesville subsequently learned yesterday that Yorktowne had sold an undetermined portion of its assets to Matthews International.

“While we regret not being able to move ahead with the acquisition of Yorktowne, we are eager to meet the needs of funeral directors and the families they serve through the binding supply agreement finalized earlier this year and normal Batesville Casket Company channels,” stated Kenneth A. Camp, President and CEO of Batesville Casket Company.

Termination of the acquisition results in the recognition of a $3 million charge for previously deferred costs related to the planned acquisition. In addition, we are currently evaluating other areas of financial impact associated with the supply agreement.

ABOUT HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries is organized into two operating companies serving the health care and funeral services industries.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and workflow information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.
Hill-Rom...enhancing outcomes for patients and their caregivers.

Batesville Casket Company is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing and other personalization and memorialization products.
Batesville Casket Company...helping families honor the lives of those they love.

www.hillenbrand.com

Hillenbrand Disclosure Regarding Forward-Looking Statements

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “would,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, anti-trust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the potential separation of the Company’s two operating companies, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, competition from nontraditional sources in the funeral services business, volatility of the Company’s investment portfolio, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2006. The Company assumes no obligation to update or revise any forward-looking statements.